EXHIBIT 99.1

                         Press Release Dated May 3, 2006

[Motient Logo]

Media Contacts:
Winnie Lerner
Jessica Liddell
Abernathy MacGregor
212/371-5999

                   Motient Corporation Names Director Nominees

May 3, 2006 - Lincolnshire, IL - Motient Corporation (MNCP) announced today the candidates for election at its 2006 annual stockholder's meeting, chosen by the nominating committee of Motient's Board of Directors. The Company intends to file its preliminary proxy statement and set the record date for its Annual Shareholder Meeting in the next few days.

The slate chosen by the nominating committee consists of: Raymond Steele, David Meltzer, Jacques Leduc, David Grain and David Andonian - all of whom are current Board members - as well as Robert Brumley, the current President and CEO of TerreStar Networks Inc. These individuals bring a wealth of knowledge and operational experience in the communications industry to Motient. Motient believes that these Board members will help to guide the development of Motient's strategic plan and will continue to represent and protect the interests of Motient's shareholders.

Current Board members Gerald Goldsmith, Gerald Kittner, Steven Singer, Jonelle St. John and Barry Williamson will not stand for re-election. These individuals have provided Motient with invaluable expertise and direction over the last few years. Under their direction, Motient has successfully increased its equity value over 1,000% since 2002.

Commenting on the announcement, Gerald Kittner, Chairman of Motient's Nominating Committee, stated, "I am proud to have served Motient over the past several years, as are my colleagues on the Board. Together, we have navigated the company forward despite the adversarial initiatives of Mr. Dondero and Highland Capital. Though meritless, Mr. Dondero's attacks increased the complexity of many issues, yet the Board was able to accomplish each one of its goals."

"For the past several months, we have been working to identify a new team of highly competent and committed individuals who, along with Mr. Steele, are prepared to take Motient into its next phase. We feel confident we have done so, and we wish them well."


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Nominees:

David Andonian currently serves as the Chairman of the Board of Affinnova, Inc., a privately-held marketing services company, and has held this position since May, 2003. He also served as Affinnova's Chief Executive Officer from January 2004 to December 2005. From December 1997 to September 2002, Mr. Andonian served as President of Corporate Development and as President and Chief Operating Officer of CMGI, Inc., a publicly traded Internet marketing and infrastructure provider. Mr. Andonian is a graduate of the Isenberg School of Management at the University of Massachusetts.

Robert Brumley has been President and CEO of TerreStar Networks since August 2005. Prior to joining TerreStar, he was the founder and managing member of Pegasus Global LLC, an international development and advisory services firm specializing in technology, capital formation, and market strategies and solutions for domestic and international companies from January 2002 until August 2005. He is currently a director of iBasis Networks, and holds a law degree from the University of Tennessee.

David Grain has served as the managing member and founder of Grain Capital, a private equity and venture capital firm that invests primarily in the wireless telecommunications sector since January 2006. From January 2003 to December 2005, he served as president of Global Signal, Inc. (formerly Pinnacle Towers), a publicly traded independent wireless communications tower company. From May 2000 to January 2003, Mr. Grain served as Senior Vice President of AT&T Broadband's New England region. Mr. Grain holds a B.A. in English from the College of the Holy Cross and an M.B.A. from the Amos Tuck School at Dartmouth college with a concentration on Finance and Business Strategy.

Jacques Leduc is the Founder and Managing Partner of Trio Capital Inc., a private equity and venture capital firm that invests primarily in telecommunications and new media. Previously, he held several positions including Chief Financial Officer, Vice President of Finance and Director Corporate Planning, at Microcell Telecommunications, Inc., a Canadian wireless operator. Mr. Leduc holds a Masters degree in Business Administration from Ecole des Hautes Etudes Commerciales de Montreal and a Bachelors degree in Business Administration from the Universite du Quebec a Montreal. Mr. Leduc also serves as a member of the Board of Directors of Rural Cellular Corporation, Inc., a wireless communications services provider.

David Meltzer has served as Senior Vice President for International Services for the American Red Cross since July 2005. From October 2001 to February 2005, Mr. Meltzer served as General Counsel and Executive Vice President for Regulatory Affairs and from December 1999 to September 2001 as Vice President and General Counsel for INTELSAT, Ltd., a publicly traded satellite communications company. From 1989 to December 1999, Mr. Meltzer served in various other positions with INTELSAT, including as Senior Director in the Corporate Restructuring Division. Mr. Meltzer holds a B.A. in International Relations from the University of Pennsylvania and a J.D. from George Washington University National Law Center.


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Raymond L. Steele has served on Motient's board since May 2004. Mr. Steele is also a member of the Board of Directors of Horizon Offshore Dynabazaar, Globix Corporation and American Banknote Corporation. From August 1997 until October 2000, Mr. Steele served as a Board member of Video Services Corp. Prior to his retirement, Mr. Steele held various senior positions such as Executive Vice President of Pacholder Associates, Inc. (from August 1990 until September 1993), Executive Advisor at the Nickert Group (from 1989 through 1990), and Vice President, Trust Officer and Chief Investment Officer of the Provident Bank (from 1984 through 1988).


                                     -more-
About Motient Corporation:

Motient is a nationwide provider of terrestrial wireless data solutions for Fortune 500 companies and the small to medium size enterprise business market. Motient provides access to multiple networks platforms, including GPRS, 1XRTT and its own DataTac Network. Motient simplifies the wireless experience for application providers, hardware vendors, value added resellers and customers by offering proprietary applications, one source support and wireless consulting services that enhance the performance, efficiency and cost-effectiveness of enterprise wireless networks.

Motient is also the controlling shareholder of TerreStar Networks Inc., a development-phase satellite communications company, and a minority shareholder of Mobile Satellite Ventures, LP, an established satellite communications company. TerreStar and MSV are both in the process of developing next-generation hybrid networks that plan to provide ubiquitous wireless service by integrating land-based towers and powerful satellites. These new networks will deliver services to standard wireless devices everywhere in North America. For additional information on Motient, please visit the company's website at www.motient.com.

Other Information
-----------------

Motient Corporation and its directors and executive officers may be deemed to be participants in the solicitation of proxies or consent revocations from stockholders of Motient. Information regarding the names of Motient's directors, executive officers and their respective interests in Motient by security holdings or otherwise is set forth in Motient's proxy statement relating to the 2005 annual meeting of stockholders, which may be obtained free of charge at the SEC's website at www.sec.gov and Motient's website at www.motient.com.

Motient Corporation intends to file a Proxy Statement or Consent Revocation Statement on Schedule 14A with the SEC. Investors and security holders are advised to read Motient's Proxy Statement or Consent Revocation Statement, when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the Proxy Statement or the Consent Revocation Statement on Schedule 14A (when filed) free of charge at the SEC's website at www.sec.gov. Motient Corporation also will provide a copy of these materials without charge on its website at www.motient.com.

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